AMENDMENT NO. 1

      This Amendment No. 1 dated as of March 28, 1997 ("Agreement"), is among Carriage Services, Inc., a Delaware corporation (the "Borrower"), NationsBank of Texas, N.A., as administrative agent (the "Administrative Agent"), Provident Services, Inc., as documentation agent (together with the Administrative Agent, the "Agents"), and the lenders signatory hereto (the "Lenders").

                                  INTRODUCTION

      The Borrower, the Agents, and the Lenders are parties to the Credit Agreement dated as of August 13, 1996 (the "Credit Agreement") among the Borrower, the Lenders, and the Agents. The Borrower has requested that the Agents and the Lenders make certain amendments to the Credit Agreement in connection with certain potential Acquisitions contemplated by the Borrower.

      THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Agents and the Lenders hereby agree as follows:

      Section 1. Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

      Section 2.  Amendment.

      (a) Section 6.01 of the Credit Agreement is amended by deleting in its entirety subparagraph (e) of such Section and replacing such subparagraph with the following:

            (e) existing on Property acquired by the Borrower or any of its Subsidiaries prior to its acquisition of such Property or existing on Property of a newly acquired Subsidiary prior to the Borrower's or any other Subsidiary's acquisition of stock of such newly acquired Subsidiary; provided, however, that the aggregate principal amount of the indebtedness secured by the Liens permitted by this paragraph (e) shall not, when combined with the aggregate principal amount of indebtedness secured by Liens permitted by paragraph (f) of this Section 6.01, exceed $1,500,000;

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      (b) Section 6.01 of the Credit Agreement is amended by deleting in its entirety subparagraph (f) of such Section and replacing such subparagraph with the following:

            (f) in connection with any Acquisition permitted under Section 6.07 hereof, purchase money liens or purchase money security interests upon or in any Property acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Property, provided that the aggregate principal amount of the indebtedness secured by the Liens permitted by this paragraph (f) shall not, when combined with the aggregate principal amount of indebtedness secured by Liens permitted by paragraph (e) of this Section 6.01, exceed $1,500,000;

      (c) Exhibit H to the Credit Agreement is deleted therefrom, and Exhibit H attached hereto is substituted in lieu thereof.

      Section 3. Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceed ings, (b) this Agreement constitutes legal, valid, and binding obligations of the Borrower enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and (c) upon the effectiveness of this Agreement and the amendment of the Credit Documents as provided for herein, no Event of Default shall exist under the Credit Documents and there shall have occurred no event which with notice or lapse of time would become an Event of Default under the Credit Documents, as amended.

      Section 4. Effect on Credit Documents. Except as amended herein, the Credit Agreement and all other Credit Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any Agent's or Lender's rights under the Credit Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower must continue to comply with the terms of the Credit Documents, as amended. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a default or event of default under the other Credit Documents.

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      Section 5. Effectiveness. This Agreement shall become effective and the
Credit Agreement shall be amended as provided in this Agreement effective on the date first set forth above when the Borrower and the Majority Lenders shall have duly and validly executed originals of this Agreement and delivered the same to the Administrative Agent.

      Section 6. Miscellaneous. The miscellaneous provisions of the Credit Agreement apply to this Agreement. This Agreement may be signed in any number of counterparts, each of which shall be an original.

      THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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      EXECUTED as of the date first above written.

                                    BORROWER:

                              CARRIAGE SERVICES, INC.

                              By:/s/THOMAS C. LIVENGOOD
                                 Thomas C. Livengood
                                 Executive Vice President and
                                 Chief Financial Officer

                              AGENTS AND LENDERS:

                              NATIONSBANK OF TEXAS, N.A.,
                              as Administrative Agent and as a Lender

                              By:/s/ALBERT L. WELCH
                                 Albert L. Welch
                                    Vice President

                              PROVIDENT SERVICES, INC.,
                              as Documentation Agent and as a Lender

                              By:/s/DANIEL M. CHONG
                                 Daniel M. Chong
                                    Vice President

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                              BANK ONE, TEXAS, N.A.


                              By:/s/H. GALE SMITH
                                 H. Gale Smith
                                 Vice President

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